Exhibit 4.3

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS (THE “STATE ACTS”), AND MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPA.NY TO SUCH EFFECT. NOTWITHSTANDING THE FOREGOING, THIS NOTE MAYBE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.

Z TRIM HOLDINGS, INC.

14% SENIOR UNSECURED NOTE
DUE MARCH 2, 2017

Issuance Date: March 2, 2016

Amount $100,000.00

For value received, Z TRIM HOLDINGS, INC., an Illinois corporation (the “Company”), hereby promises to pay to the order of Jonathan Kahn (together with his successors and permitted assigns, the “Holder”), in accordance with the terms hereinafter provided, the principal amount of One Hundred Thousand Dollars ($100,000.00) (the “Principal Amount”). The Company is issuing this senior subordinated note (this “Note”) to the Holder. As used herein, the term “Issuance Date” means March 2, 2016.

The Company hereby promises to pay to the order of the Holder the Principal Amount in United States Dollars in immediately available funds to the Holder at the address of the Holder as set forth in Section 4.1 of this Note, or at such other place as the Holder may designate from time to time in writing to the Company, on March 2. 2017 (the “Maturity Date”), with interest to the Holder on the aggregate and then outstanding Principal Amount in accordance with the provisions hereof. All interest payments under or pursuant to this Note shall be made in cash pursuant to Section 1.1 hereof.

ARTICLE I
THE NOTE

Section 1.1            Interest.   Simple interest on the outstanding Principal Amount of this Note shall commence accruing on the Issuance Date and shall accrue daily at a non-compounded rate of fourteen percent (14%) per annum (the “Interest Rate”) until payment in full of the Principal Amount and all accrued and unpaid interest and other amounts which may become due hereunder have been made. Interest shall be computed on the basis of a 365-day year and actual days elapsed. Accrued interest on the Principal Amount of this Note (the “Interest Amount”) shall be payable to the Holder, on the Maturity Date, in cash.

Section 1.2             Ranking.

(a)           Except as otherwise required by law, the obligations of the Company under this the Notes rank pari passu in right of payment with all other senior unsecured indebtedness (actual or contingent) of the Company.

Section 1.3             Payment on Non-Business Days.   Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of Illinois, such payment may be due on the next succeeding business day and such next succeeding day shall be included in the calculation of the Interest Amount on such date.

Section 1.4             Transfers.   This Note may not be sold, transferred or otherwise disposed of by the Holder to any Person without the express written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 1.5             Replacement.   Upon receipt of a duly executed and notarized written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof) and a standard indemnity reasonably satisfactory to the Company, or, in the case of a mutilation of this Note, upon surrender and cancellation of such mutilated Note, the Company shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note. The Holder hereby unconditionally agrees to indemnify and hold harmless the Company against any claims, loss, liabilities, damages and expenses that may arise directly or indirectly on account of the actual or alleged loss, mutilation, theft or destruction of the original Note or the issuance of a new Note in exchange for said Note.

ARTICLE II
EVENTS OF DEFAULT; REMEDIES

Section 2.1             Events of Default.   The occurrence of any of the following events shall be an “Event of Default” under this Note:

(a)           Any default in the payment of the (i) Principal Amount or (ii) Interest Amount on, or liquidated damages, if any, in respect of, this Note, in each case free of any claim of subordination, as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise) which default is not cured within ten (10) Trading Days;

(b)           the Company or any subsidiary shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same, (vii) by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing, or (viii) take any corporate or other action for the purpose of effecting any of the foregoing;

(c)           a proceeding or case shall be commenced in respect of the Company or any subsidiary, without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with its liquidation or dissolution or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or un stayed and in effect, for a period of sixty (60) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Company or any subsidiary or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Company or any subsidiary and shall continue undismissed, or unstayed and in effect for a period of sixty (60) days: or

(d)           the Company or any subsidiary shall default in any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company in an amount exceeding $250,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; or

(e)            if the Company ceases conducting a substantial portion of its operations as currently in effect as of the date hereof.

Section 2.2             Remedies Upon An Event of Default.   If an Event of Default shall have occurred and shall be continuing, the Holder of this Note may at any time at its option:

(a)           declare immediately due and payable the Full Principal Amount of this Note, together with the Interest Amount and other amounts owing in respect thereof, in cash; provided, however, that upon the occurrence of an Event of Default described in paragraphs (b) or (c) of Section 2.1, the outstanding principal balance and accrued interest hereunder shall be automatically due and payable. Commencing five (5) days after the occurrence of any Event of Default that causes or if uncured will cause, the acceleration of this Note, the Interest Rate shall accrue at a rate of 18% per annum, or such lower maximum amount of interest permitted to be charged under applicable law. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a Note holder until such time, if any, as the full payment under this Section shall have been received by it. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon; or

(b)           exercise or otherwise enforce anyone or more of the Holder’s rights, powers, privileges, remedies and interests under this Note or applicable law.

ARTICLE III
NEGATIVE COVENANTS

Section 3.1            Negative Covenants.  So long as any portion of this Note IS outstanding, the Company will not and will not permit any of its subsidiaries to directly or indirectly:

(a)           amend its certificate of incorporation, bylaws or charter documents so as to adversely affect any rights of the Holder; provided, however, that reincorporating the Company in Delaware or Nevada and eliminating cumulative voting rights for directors shall not be deemed a violation of this covenant:

(b)           create or acquire any subsidiary after the date hereof unless such subsidiary is a wholly-owned subsidiary of the Company; or

(c)                 enter into any agreement with respect to any of the foregoing.

ARTICLE IV
MISCELLANEOUS

Section 4.1                   Notices.

(a)            Any notice, demand, request, waiver or other communication required or permitted to be given hereunder, including, without limitation, shall be in writing and shall be delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company at the address set forth above, facsimile number (847) 549-6028, Attn: Edward B. Smith, or such other address or facsimile number as the Company may specify for such purposes by notice to the Holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to the Holder at the facsimile number or address of such Holder appearing on the books and records of the Company, or if no such facsimile number or address appears, at the following principal place of business of the Holder: Jonathan Kahn, 2550 N. Lakeview Ave. Chicago, IL 60614 Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:30 p.m. (central time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section later than 5:30 p.m. (central time) on any date and earlier than 11:59 p.m. (central time) on such date (iii) the second Trading Day following the date of mailing, if sent by nationally recognized overnight courier services, or (iv) upon actual receipt by the party to whom such notice is required to be given.

(b)           The Company will give written notice to the Holder at least twenty (20) days prior to the date on which any dissolution, liquidation or winding-up will take place, but in no event shall such notice be provided to the Holder prior to such information being made known to the public. Notwithstanding anything herein to the contrary, the failure to deliver such notice any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.

Section 4.2             Governing Law; Consent to Jurisdiction.   All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with Illinois law, and shall be venued in Lake County, Illinois.

Section 4.3             Absolute Obligation.   Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal Amount, the Interest Amount, and liquidated damages, if any, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company. This Note ranks pari passu with all other Notes now or hereinafter issued under the terms set forth herein.

Section 4.4             Security Interest.   This note is a direct debt obligation of the Company and, is secured by a subordinated perfected security interest in all of the assets of the Company for the benefit of the Holders.

Section 4.5             Headings.   Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

Section 4.6             Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.   The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Holder hereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach may be inadequate. Therefore the Company agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

Section 4.7            Enforcement Expenses.   If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or (b) an attorney is retained to represent the Holder in an bankruptcy, reorganization, receivership of the Company or other proceeding affecting Company creditors’ rights and involving a claim under this Note, then the Company shall the pay costs incurred by the Holder for such collection, enforcement or action, including, without limitation, reasonable attorneys’ fees and disbursements

Section 4.8             Binding Effect.   Subject to applicable securities laws, the obligations of the Company and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.

Section 4.9             Amendments. This Note may not be modified or amended in any manner except in writing executed by the Company and the Holders of not less than a simple majority of the then outstanding aggregate principal on the 2014 Notes.

Section 4.10           Compliance with Securities Laws.   The Holder of this Note acknowledges that this Note is being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment and not with a view to the distribution hereof. This Note and any Note issued in substitution or replacement therefor shall be stamped or imprinted with a legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE ST ATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT. NOTWITHSTANDING THE FOREGOING, THTS NOTE MAYBE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.”

Section 4.11           Failure or Indulgence Not Waiver.   No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

Section 4.12               Company’s Waivers.

Except as otherwise specifically provided herein, the Company and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands’ and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Company liable for the payment of this Note, AND DO HEREBY WANE TRIAL BY JURY.

[Signature on Next Page}

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

Z TRIM HOLDINGS, INC.

By:	/s/ Edward B. Smith

Print Name: Edward B. Smith

Title: CEO

Date: 3/2/2016

[Signature Page to Note Issued to Jonathan Kahn]